Exhibit 99.1

Orexigen® Therapeutics Announces Changes to its Clinical Programs and Management Team

San Diego, CA, December 5, 2008 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX) today announced changes to conserve the Company’s resources, focus its efforts on its late-stage obesity programs and realign its management team.

The key aspects of these changes are as follows:

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The exploratory proof-of-concept Phase 2 trials for OREX-003 (zonisamide and olanzapine to mitigate antipsychotic-associated weight gain) and OREX-004 (fluoxetine and naltrexone to reduce symptoms of obsessive-compulsive disorder) will be discontinued effective immediately. The Company intends to maintain its intellectual property in these assets and retains the option to reinitiate these programs in the future.

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Dr. Gary Tollefson has resigned as Director, President and CEO of the Company as of December 4, 2008, ending his previously announced leave of absence, and has elected to focus on his continued recovery from a previously disclosed diagnosis of acute leukemia. Orexigen has retained an executive search firm to assist it in finding a new, permanent CEO. In addition, Anthony McKinney, the Company’s Chief Business Officer, and Frank Bymaster, the Company’s Vice President of Neuroscience, will be leaving the Company effective as of today to pursue other opportunities. Dr. Michael Cowley, the Company’s Chief Scientific Officer, will be stepping down from this position, but will remain a consultant to the Company.

“While our balance sheet remains strong, the Company recognizes the challenges of the current economic environment and the need to focus our resources on our late-stage obesity programs,” said Eckard Weber, M.D., the Company’s Interim President and Chief Executive Officer and Executive Chairman. “I would like to thank Gary, along with the other members of the departing group, for their extensive contributions to Orexigen. We believe we are in a very favorable position largely as a result of their efforts.”

The Company is directing all of its efforts and resources to Contrave® and Empatic™, its obesity product candidates. It anticipates announcing the results from the first Phase 3 clinical trial for Contrave in January.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company’s lead combination product candidates targeted for obesity are Contrave, which is in Phase 3 clinical trials, and Empatic, which is in the later stages of Phase 2 clinical development. Each product candidate is designed to act on a specific group of neurons in the central nervous system with the goal of achieving appetite suppression and sustained weight loss. Further information about the company can be found at http://www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the objectives of the

Company’s organizational changes, the enrollment, timing, execution, completion and announcement of results of clinical trials of Contrave and the potential to obtain regulatory approval for, and effectively treat obesity with its product candidates. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the progress and timing of the Company’s clinical trials; the potential that earlier clinical trials may not be predictive of future results; the ability for its product candidates to receive regulatory approval on a timely basis or at all; the potential for adverse safety findings relating to its product candidates to delay or prevent regulatory approval or commercialization, or result in product liability claims; the ability of Orexigen and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media
Graham Cooper	Liz Frank
(858) 875-8600	(212) 301-7216
Lori Rosen
(212) 301-7173